As filed with the Securities and Exchange Commission on September 23, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 23, 2016
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

Effective as of the third quarter of 2016, Bank of America Corporation (the “Corporation”) is changing its accounting method under FASB Accounting Standards Codification (ASC) 310-20, Nonrefundable fees and other costs (formerly known as “SFAS 91”), related to certain debt securities carried at fair value and held-to-maturity. Under this accounting method, the Corporation will amortize premiums and accrete discounts over the lives of the debt securities and then adjust the unamortized premiums and unaccreted discounts based upon actual principal prepayments. In addition to aligning the accounting method more closely to its peers, the Corporation believes the change in accounting method will reduce volatility of its reported net interest income.

The Corporation will furnish a Current Report on Form 8-K, prior to its expected October 17, 2016 third quarter earnings announcement, to provide supplemental financial information reflecting the change in accounting method for periods ended prior to July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: September 23, 2016

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